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                   MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
                                                                      EXHIBIT 11

                Statement Re: Computation Of Per Share Earnings
                     (In thousands, except per share data)



Note: Earnings per share presented in the first table is in accordance with Regulation S-K, Item 601(b)(11), while earnings per share on the Company's consolidated statements of earnings presented in the second table is in accordance with FAS No. 128.


                                                                                        Years Ended December 31,
                                                                               1999               1998               1997
                                                                        -----------------   -----------------   -----------------
Regulation S-K:

Net earnings.......................................................     $         157,239             115,254              79,563
                                                                        =================   =================   =================

Weighted-average common and dilutive potential common shares outstanding:

  Weighted-average common shares outstanding.......................                59,730              60,393              59,962

  Add weighted-average dilutive potential common shares - options
   to purchase common shares, net..................................                   619                 741                 491



Weighted-average common and dilutive potential common                   -----------------   -----------------   -----------------
  shares outstanding...............................................                60,349              61,134              60,453
                                                                        =================   =================   =================

Basic earnings per share...........................................     $            2.63                1.91                1.33
                                                                        =================   =================   =================
Diluted earnings per share.........................................     $            2.61                1.89                1.32
                                                                        =================   =================   =================

FAS No. 128:

Net earnings.......................................................     $         157,239             115,254              79,563
                                                                        =================   =================   =================

Weighted-average common and dilutive potential common shares outstanding:

  Weighted-average common shares outstanding.......................                59,730              60,393              59,962

  Add weighted-average dilutive potential common shares - options
   to purchase common shares, net..................................                   619                 741                 491

Weighted-average common and dilutive potential common shares
                                                                        -----------------   -----------------   -----------------
  outstanding......................................................                60,349              61,134              60,453
                                                                        =================   =================   =================

Basic earnings per share...........................................     $            2.63                1.91                1.33
                                                                        =================   =================   =================

Diluted earnings per share.........................................     $            2.61                1.89                1.32
                                                                        =================   =================   =================
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